[FMS Financial Corporation Letterhead]



News From FMS Financial Corporation


For Immediate Release

For Further Information Contact
-------------------------------
Craig W. Yates, President
Channing L. Smith, Vice President and CFO
(609) 386-2400


           FMS FINANCIAL CORPORATION - ANNUAL MEETING OF STOCKHOLDERS


BURLINGTON, NJ, June 28, 2007 - FMS Financial Corporation (NASDAQ: FMCO), parent holding company of Farmers & Mechanics Bank, Burlington, New Jersey, announced that its 2007 Annual Meeting of Stockholders was held today. At the meeting, stockholders approved and adopted the Agreement and Plan of Merger with Beneficial Savings Bank of Philadelphia. The merger is expected to be completed in mid-July.

"On behalf of the board of directors, officers, and employees of Farmers & Mechanics Bank, it has been an honor to provide full-service, convenient banking to South Jersey for over 130 years," stated president Craig W. Yates. "Looking ahead, I am confident that our combination with Beneficial will enhance our ability to meet the financial services needs of our customers while continuing to embrace our community."